Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DUKE MINING COMPANY, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF APRIL, A.D. 2010, AT 4:51 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3651851 8100

AUTHENTICATION: 7948792

100414413

DATE: 04-22-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:51 PM 04/22/2010
FILED 04:51 PM 04/22/2010
SRV 100414413 - 3651851 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DUKE MINING COMPANY, INC.

Duke Mining Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

> "Fourth: The total number of shares of stock of which the Corporation shall have authority to issue is Five Hundred Twenty Five Million (525,000,000), which shall be divided into two classes as follows: Five Hundred Million (500,000,000) shares of common stock, $0.0001 par value per share, and Twenty Five Million (25,000,000) shares of preferred stock, $0.0001 par value per share.
>
> The Corporation may issue any class of the preferred stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series
>
> Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, $0.0001 par value per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically

reclassified as and converted into 8.4627 shares of common stock, $0.0001 par value per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by 8.4627 and rounding such number up to the next whole integer. The Corporation shall not be required to issue or deliver any fractional shares of New Common Stock."

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, Duke Mining Company, Inc. has caused this Certificate to be executed by its duly authorized officer on this 22 day of April 2010.

DUKE MINING COMPANY, INC.

By: ______________________
Name: Benjamin Mayer
Title: Chief Executive Officer